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                                                       EXHIBIT 15




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in ENSERCH Corporation's registration statements on Form S-3 (File No. 33-52525), as amended, and Form S-8 (File No. 33-57715), of our report on the financial statements of Dalen Corporation as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, dated February 24, 1995, included in this Form 8-K, and to all references to our firm included in these registration statements.






                                   ARTHUR ANDERSEN LLP

Dallas, Texas
May 26, 1995